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DATE: April 30, 2003

TO:   UNITED OF OMAHA LIFE INSURANCE COMPANY

FROM: Robert Ozenbaugh, FSA, MAAA
      Vice President and Actuary

RE:   ACTUARIAL OPINION

This opinion is furnished in connection with the filing of Post-Effective Amendment Number 9 to the Registration Statement on Form N-6 (the "Registration Statement") of United of Omaha Life Insurance Company of an Individual Modified Single Premium Variable Universal Life Insurance Policy ("Policy") under the Securities Act of 1933 (File No. 333-18881). The prospectus included in the Registration Statement describes the Policy. I have reviewed the Policy form and I have participated in the preparation and review of the Registration Statement and Registration Statement exhibits relating to the Policy.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus as to actuarial matters.


                                        /s/ Robert Ozenbaugh
                                        ----------------------------------------
                                        ROBERT Ozenbaugh, FSA, MAAA
                                        Vice President and Actuary
                                        United of Omaha Life Insurance Company